UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2005

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan 48674
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(989) 636-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 1.01 Entry into a Material Definitive Agreement

On April 13, 2005, the Compensation Committee of the Board of Directors of The Dow Chemical Company ("Dow") approved a payment of $400,000 to William S. Stavropoulos, Chairman of the Board, to supplement his 2004 Executive Performance Plan payout. This additional payment is meant to compensate for service to Dow during 2004 while Mr. Stavropoulos was Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 19, 2005                       THE DOW CHEMICAL COMPANY

By: /S/ FRANK H. BROD
Name:  Frank H. Brod
Title: Vice President and Controller